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                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

            We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of Greka Energy Corporation of references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Greka Energy Corporation and all amendments thereto for the year ended December 31, 1999. We hereby further consent to the use of information contained in our reserve report, as of January 1, 2000, dated February 29, 2000, setting forth the Greka Energy Corporation oil and gas reserves and revenue estimated for properties located in the United States.



                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By: /s/ FREDERIC D. SEWELL
                                            -----------------------------------
                                            Frederic D. Sewell
                                            President

Dallas, Texas
October 27, 2000